UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2015

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2015, the Board of Directors (the “Board”) of Bristow Group Inc. (the “Company”) determined that it was in the best interests of the Company and its shareholders to increase the size of the Board from ten to eleven directors and has appointed The Honorable David C. Gompert to fill the vacant Board position, effective February 4, 2015.

Mr. Gompert, age 69, currently serves as a Director on the Board of Global Defense & National Securities Systems, Inc., where he is chairman of the Compensation Committee and a member of the Audit Committee and the Nominating Committee. He is also Chairman of the Board of Global Integrated Security (USA) Inc., the U.S. security services business of Global Strategies Group. In addition, Mr. Gompert is Distinguished Visiting Professor for National Security Studies at the United States Naval Academy and Adjunct Senior Fellow at the RAND Corporation. He has had a distinguished career in the United States government, holding senior positions including Principal Deputy Director of National Intelligence and Acting Director of National Intelligence under President Obama, Special Assistant to President George H. W. Bush, and Special Assistant to Secretary of State Kissinger. He is also a member of the American Academy of Diplomacy, the Council on Foreign Relations, and the Advisory Board of the Center for Cyber Studies at the U.S. Naval Academy. Mr. Gompert also worked in the private sector, holding senior executive positions at Unisys and AT&T, as well as in top-level positions at the RAND Corporation. He holds a B.S. in Engineering from the U.S. Naval Academy and a M.P.A. from Princeton University’s Woodrow Wilson School of Public and International Affairs.

In connection with his appointment to the Board effective February 4, 2015, Mr. Gompert entered into an indemnity agreement with the Company whereby, among other things, the Company agrees to provide him with directors’ and officers’ liability insurance, indemnification against certain claims and the advancement of related expenses. The foregoing is qualified in its entirety by reference to the form of Indemnity Agreement attached hereto as Exhibit 10.1, which is herein incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K dated November 9, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: February 5, 2015	By:	/s/ E. Chipman Earle
E. Chipman Earle
Senior Vice President, Chief Legal Officer and Corporate Secretary